SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2007

FLYi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21976	13-3621051

State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

45200 Business Court, Dulles, VA 20166
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 650-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7.01 Regulation FD Disclosure
As previously disclosed, on November 7, 2005, FLYi, Inc. and its subsidiaries (the “Company”), including Independence Air, Inc., its principal operating subsidiary (“Independence Air”), filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company filed its petitions in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case Nos. 05-20011, 05-20012, 05-20013, 05-20014, 05-20015, 05-20016 and 05-20017). The reorganization cases are being jointly administered under the caption “In re FLYi, Inc., et. al., Case No. 05-20011 (MFW).” The cases are accessible at the Court’s internet site, www.deb.uscourts.gov. Links to petitions and other motions may be found on the website of the Company’s claims and noticing agent, Kurtzman Carson Consultants LLC, at www.kccllc.com. In November 2006 the Debtors filed the First Amended Plan of Liquidation of FLYi, Inc. and its Debtor Affiliates. A Confirmation Hearing has been scheduled to begin on March 12, 2007.

The Company anticipates that the likely outcome of the Company’s Chapter 11 case is that FLYi, Inc.’s existing common stock will be cancelled without consideration, and that FLYi stock will have no value. It is not possible to determine the extent of recoveries of creditors of FLYi, Inc. or of any of its affiliated companies, as these will continue to be dependent on the completion of the asset recovery and allocation process, the determination of the total claims pool, and the confirmation of a plan of liquidation, none of which have been completed at this time. FLYi stock and recoveries of any claims by creditors against any of the FLYi related companies’ bankruptcy estates are highly speculative and the Company urges investors to use extreme caution in any investment decisions.

On January 22nd, 2007, the Company filed with the United States Bankruptcy Court the Company’s Monthly Operating Reports for the period from December 1, 2006 through December 31, 2006. A copy of the Monthly Operating Reports for the Company and Independence Air (the “Monthly Operating Reports”) is filed herewith as Exhibit 99.1(a) and (b) and is incorporated herein by reference.

The information contained in the Monthly Operating Reports is preliminary and subject to revision, and the Company cautions readers not to place undue reliance upon this information. The Monthly Operating Reports are unconsolidated and unaudited, in a format prescribed by applicable bankruptcy laws, and have not been prepared in conformity with generally accepted accounting principles. The information in the Monthly Operating Reports might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in a periodic report filed pursuant to the Securities Exchange Act of 1934, as amended. The information set forth in the Monthly Operating Reports should not be viewed as indicative of future results and should not be used for investment purposes.

The Company previously announced that it had entered into an agreement with United Airlines on April 11, 2006 to resolve (with certain limited exceptions) all of the claims and disputes among them. Pursuant to that agreement, the Company has received 3,518,493 shares of New UAL Common Stock as its initial and first subsequent distribution. The Company has sold all of these shares for total net cash proceeds of $103,375,926. The Company may receive additional shares of New UAL Common Stock as other disputed claims in the United bankruptcy subject to the reserve subsequently are allowed. Whether any additional shares are issued, the number of shares, the timing of receipt, and the value that may be recognized on sale, all cannot be determined at this time.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1(a) Monthly Operating Report of FLYi, Inc. for the period December 1, 2006 through December 31, 2006.
99.1(b) Monthly Operating Report of Independence Air, Inc. for the period December 1, 2006 through December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYi, INC.

January 22, 2007	By: __ /s/ Richard Kennedy ____________
Richard Kennedy
President, General Counsel & Corporate Secretary